                                                                     Exhibit l.3


BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3100
                                              CHICAGO, ILLINOIS 60602-4207
                                              312.372.1121  FAX 312.372.2098


                                January 25, 2005

        As counsel for Nuveen Equity Premium Opportunity Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-120613 and 811-21674) on December 22, 2004.

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        /s/ Bell, Boyd & Lloyd LLC